EXHIBIT 5

Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204

June 1, 2007

Board of Directors
Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204

Ladies and Gentlemen:

In my capacity as General Counsel of Portland General Electric Company, an Oregon corporation (the “Company”), I am furnishing this opinion in connection with the filing of an Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”), filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”).  The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) the Company’s first mortgage bonds (the “First Mortgage Bonds”) and (ii) shares of the Company’s common stock, no par value (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Each series of First Mortgage Bonds will be issued pursuant to an Indenture of Mortgage and Deed of Trust, dated as of July 1, 1945, between the Company and HSBC Bank USA, National Association (as successor to The Marine Midland Trust Company of New York), as trustee (the “Trustee”) (as amended or supplemented to date and from time to time, the “Mortgage”), as proposed to be further amended and supplemented pursuant to a supplemental indenture in the form filed as an exhibit to the Registration Statement proposed to be entered into between the Company and the Trustee (the “Supplemental Indenture”).

In rendering the opinions set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as currently in effect (the “Articles of Incorporation”), (ii) the Fourth Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”),

Board of Directors

Portland General Electric Company

June 1, 2007

(iii) certain resolutions adopted to date by the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Registered Securities and (iv) the Registration Statement and the exhibits thereto.  I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents or documents to be executed, I or attorneys under my supervision (with whom I have consulted) have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties.  In addition, I or attorneys under my supervision (with whom I have consulted) have assumed (i) a definitive purchase, underwriting or similar agreement with respect to any Registered Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (ii) that all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and, with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance.  As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to practice law in the State of Oregon, and I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Oregon and the federal laws of the United States of America to the extent referred to specifically herein, and I do not express any opinion as to the effect of any other laws on the opinions stated herein.  The Registered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Securities Act and the rules and regulations of the Commission promulgated thereunder, as in effect on the date hereof.

Board of Directors

Portland General Electric Company

June 1, 2007

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.             When, as and if (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective, (b) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize the form, terms, execution and delivery of any series of First Mortgage Bonds, (c) the terms of the issuance and sale of the First Mortgage Bonds have been duly established in conformity with the Articles of Incorporation and Bylaws so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Company has obtained the requisite approval by the Public Utility Commission of Oregon regarding such issuance of First Mortgage Bonds, (e) an appropriate prospectus supplement or term sheet with respect to the First Mortgage Bonds has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (f) the First Mortgage Bonds shall have been issued in the form and containing the terms set forth in the Registration Statement, the Mortgage, the Supplemental Indenture and such corporate action and (g) the First Mortgage Bonds have been duly authenticated by the Trustee, then, upon the happening of such events, the First Mortgage Bonds, when issued and sold in accordance with the applicable underwriting agreement with respect to the First Mortgage Bonds, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.             When, as and if (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective, (b) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters, (c) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Articles of Incorporation and Bylaws so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Company has obtained the requisite approval by the Public Utility Commission of Oregon regarding such issuance of Common Stock, (e) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, and (f) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor in accordance with such corporate action, then,

Board of Directors

Portland General Electric Company

June 1, 2007

upon the happening of such events, the Common Stock will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectuses constituting a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Douglas R. Nichols

Douglas R. Nichols
General Counsel